Exhibit 99.3

Execution Version

WAIVER AND AMENDMENT NO. 1

TO

STOCKHOLDERS AGREEMENT

This WAIVER AND AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT is made as of April 12, 2019 (this “Waiver and Amendment Agreement”) and effects a limited waiver in respect of and amends that certain Stockholders Agreement, dated as of March 28, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Stockholders Agreement”), by and between HomeFed Corporation, a Delaware corporation (the “Company”) and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (the “Stockholder”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Stockholders Agreement.

WHEREAS, concurrently herewith (a) the Stockholder, Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Stockholder and the Company have entered into that certain Agreement and Plan of Merger, dated as of April 12, 2019 (the “Merger Agreement”) and (b) the Stockholder and the Company have entered into that certain Voting Agreement, dated as of April 12, 2019 (the “Jefferies Voting Agreement”), pursuant to which the Stockholder has agreed to vote the Subject Shares in favor of certain matters relating to the Merger Agreement;

WHEREAS, (a) pursuant to Section 12 of the Stockholders Agreement, the Stockholders Agreement may be amended with the written approval of the Company and the holders of a majority of the outstanding Subject Shares and (b) the Stockholder holds a majority of the Subject Shares; and

WHEREAS, in order to clarify the terms of the Stockholders Agreement and to facilitate the transactions contemplated by the Merger Agreement, the Company and the Stockholder desire to amend the Stockholders Agreement, in accordance with the terms and subject to the conditions set forth in this Waiver and Amendment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Limited Waiver of Voting Limitation. The limitation on the Stockholder’s voting rights set forth in Section 2 of the Stockholders Agreement shall not be applicable with respect to any votes, whether at any meeting, however called, or by written consent, with respect to the Merger Proposals (as defined in the Jefferies Voting Agreement). For the avoidance of doubt, the Stockholder shall be entitled to vote all of the Subject Shares, whether at any meeting, however called, or by written consent, for the Merger Proposals (as defined in the Jefferies Voting Agreement) in accordance with the Jefferies Voting Agreement.

2. Stockholder Acquisition. The parties hereto agree that (a) the Company Additional Stockholder Approval (as defined in the Merger Agreement) shall satisfy clause (y) of Section 3 of the Stockholders Agreement and (b) the approval by the Special Committee (as defined in the Merger Agreement) of the transactions contemplated by the Merger Agreement as of the date hereof shall satisfy clause (x) of Section 3 of the Stockholders Agreement, regardless of whether a Change in Recommendation (as defined in the Merger Agreement) occurs following the date hereof.

3. Effectiveness of Amendment. This Waiver and Amendment Agreement has been executed in accordance with the terms of Section 12 of the Stockholders Agreement and shall become effective as of the date hereof.

4. Entire Agreement. This Waiver and Amendment Agreement, the Stockholders Agreement, and the terms and provisions hereof and thereof constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof or thereof. Except as expressly amended hereby, the Stockholders Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Stockholders Agreement, the terms and provisions of this Waiver and Amendment Agreement shall control.

5. Miscellaneous. The provisions of Sections 12 (Amendments and Waivers), 13 (Severability), 15 (Successors and Assigns), 17 (Remedies), 18 (Notices), 19 (Governing Law; Consent to Jurisdiction), 20 (Waiver of Trial by Jury), 21 (Descriptive Headings, etc.) and 22 (No Strict Construction) shall apply to this Amendment mutatis mutandis.

6. Counterparts. This Waiver and Amendment Agreement may be executed in counterparts (including by facsimile or pdf or other similar medium), each one of which shall be deemed an original and all of which together shall constitute one and the same Waiver and Amendment Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment Agreement to the Stockholders Agreement to be duly executed as of the date first above-written.

HOMEFED CORPORATION

By:	/s/ Christian E. Foulger

Name:	Christian E. Foulger
Title:	President

[SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT]

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp

Name:	Michael J. Sharp
Title:	Executive Vice President and General Counsel

[SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT]